Exhibit 99.1
NETAPP AND ORACLE AGREE TO DISMISS LAWSUITS
SUNNYVALE, Calif.—September 9, 2010— NetApp (NASDAQ: NTAP) today announced that both parties have agreed to dismiss their pending patent litigation, which began in 2007 between Sun Microsystems and NetApp. Oracle and NetApp seek to have the lawsuits dismissed without prejudice. The terms of the agreement are confidential.
“For more than a decade, Oracle and NetApp have shared a common vision focused on providing solutions that reduce IT cost and complexity for thousands of customers worldwide,” said Tom Georgens, president and CEO of NetApp. “Moving forward, we will continue to collaborate with Oracle to deliver solutions that help our mutual customers gain greater flexibility and efficiency in their IT infrastructures.”
About NetApp
NetApp creates innovative storage and data management solutions that accelerate business breakthroughs and deliver outstanding cost efficiency. Discover NetApp’s passion for helping companies around the world go further, faster at www.netapp.com.
“Safe Harbor” Statement Under U.S. Private Securities Litigation Reform Act of 1995
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding our partnership with Oracle, and the benefits that we expect our customers to realize from that partnership. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ materially from those in the forward-looking statements include our ability to maintain our relationship with Oracle, our ability to design products and services that compete effectively from a price and performance perspective, increased competition risks associated with the anticipated growth in the network storage market, and other important factors as described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections captioned “Risk Factors” in our most recently submitted 10-K and 10-Q. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.
###
NetApp, the NetApp logo, and Go further, faster are trademarks of NetApp, Inc. All other brands or logos are trademarks of their respective owners and should be treated as such.
Press Contact:
PR Hotline
NetApp
(408) 822-3287
xdl-uspr@netapp.com